Exhibit 99.1

SONUS NETWORKS REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

FOR IMMEDIATE RELEASE

For more information, please contact:
Investor Relations:	Media Relations:
Jocelyn Philbrook	Lucy Millington
978-614-8672	978-614-8240
jphilbrook@sonusnet.com	lmillington@sonusnet.com

SONUS NETWORKS REPORTS FIRST QUARTER

2008 FINANCIAL RESULTS

Industry Leader Delivers Year-Over-Year Quarterly Growth and Increased Profitability

WESTFORD, Mass., May 8, 2008 – Sonus Networks, Inc. (Nasdaq: SONS), a market leader in IP communications infrastructure, today reported financial results for the first quarter ended March 31, 2008.

Revenues for the first quarter of fiscal 2008 were $74.0 million, compared with $97.1 million in the fourth quarter of fiscal 2007 and $71.1 million for the first quarter of fiscal 2007.  Net income on a GAAP basis for the first quarter of 2008 was $0.6 million, or $0.00 per diluted share, compared to GAAP net income of $14.1 million, or $0.05 per diluted share, for the fourth quarter of 2007, and a GAAP net loss of $4.0 million, or $0.02 per share, for the first quarter of 2007.

The Company’s results include stock-based compensation and related expenses, stock option review costs, amortization of intangible assets related to the April 2007 purchase of Zynetix, a change in estimate of a loss contingency related to an employment tax audit in connection with the stock option review and an insurance recovery related to the 2004 restatement litigation settlement.  The amount of each item included in our financial information is available in the “Supplemental Information” schedule attached.  On a pre-tax basis, these amounts totaled $7.4 million of expense in the first quarter of 2008, a net gain of $7.5 million in the fourth quarter of 2007 and $13.7 million of expense in the first quarter of 2007.  Excluding these items, non-GAAP net income for the first quarter of 2008 was $5.2 million, or $0.02 per diluted share, compared with $12.0 million, or $0.04 per diluted

SONUS NETWORKS REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

share for the fourth quarter of 2007 and $4.8 million, or $0.02 per diluted share, for the first quarter of 2007.

The Company had another strong quarter from a cash perspective. In the first quarter of 2008, cash, cash equivalents and investments increased by approximately $15 million, totaling over $407 million at March 31, 2008.  Additionally, the Company continues to have no debt.

“Our first quarter results demonstrate the diversity of our business and a solid global environment for IP communications,” said Hassan Ahmed, chairman and CEO of Sonus Networks.  “Fueled by the growth of the IP-services market, Sonus’ global business continues to expand, and the demand for our solutions continues to increase. With another period of year-over-year quarterly revenue growth, we’re delivering results and executing on our long term strategy.  During the last year, there has been increased adoption of Sonus solutions by incumbent operators and the transformation underway in today’s communications networks has expanded from fixed-line to include mobile networks.  Sonus is gaining momentum and is well positioned to execute on our goals.”

First Quarter Fiscal 2008 Business Highlights:

In the first quarter of fiscal 2008, Sonus introduced innovative new technology to the market and announced important customer expansion that will fuel growth in 2008 and beyond.

New Products:

•                  In February 2008, Sonus introduced the mobilEdge™ Wireless Access Node. This new solution allows network operators to combine their high-speed data networks with picocell or femtocell technology to maximize the investment they have previously made in their wireless broadband networks.  Further, the mobilEdge solution allows operators to generate increased minutes and improve the average revenue per user with broader wireless access and additional services.

•                  In February 2008, Sonus announced its Centralized Call Routing Database. Sonus’ Centralized Call Routing Database leverages the Sonus PSX™ Policy Server, which allows mobile operators to consolidate routing decisions in a central location instead of provisioning each individual mobile switching center. It delivers enhanced network performance and efficiency by providing mobile operators with Transcoder-Free Operation (TrFO). By eliminating the need to convert signals between disparate mobile networks, network operators free additional network capacity.

SONUS NETWORKS REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

•                  In March 2008, Sonus announced the latest release of its IP Multimedia Subsystem (IMS) core architecture, including upgrades to its SRX™ Call Session Control Function and HSX™ Home Subscriber Server. With its latest release, Sonus empowers network operators to deliver advanced multimedia communications applications and services on a standards-based platform built to meet the rigorous scalability, reliability and security needs of today’s largest network operators.

Global Customer Announcements:

In the UK, The Carphone Warehouse Networks announced that over one million phone users in the UK are now live on its next generation network infrastructure which is supported by the Sonus IP-based platform. Sonus technology is supporting the dramatic expansion in The Carphone Warehouse Networks’ residential voice business, and the major milestone of more than one million subscribers was achieved in just 27 months. The Carphone Warehouse Networks estimates that by 2010 it will have 3.5 million broadband subscribers for this service.

Industry Leadership:

Independent market researchers reported that Sonus increased its market share in the fourth quarter of 2007, extending its leadership position and outpacing the market and its competition.

•                  Synergy Research Group, a leading independent industry research firm, named Sonus the market share leader in key segments of the IP-voice market in its “4Q07 Service Provider Worldwide VoIP Market Share Report.”  Synergy reported that Sonus grew more than twice as fast as the industry average in key segments of the next generation voice solutions industry during Q4 2007 versus Q3, and increased its market share leadership position for 2007 as a whole. In 2007, Sonus outpaced the market, securing #1 market share in the global high density gateway segment.  In the total global VoIP gateway market, Sonus’ annual performance of 19% moved the Company from #3 in 2006, to #1 in 2007.

“Looking forward, we remain optimistic about our growth opportunities as we continue to expand our presence around the world and move deeper into our core market segments.  Demand continues to be healthy for our solutions and services in each of our core markets and geographic regions and we are continuing our deployments with some of the world’s largest operators,” concluded Ahmed.

SONUS NETWORKS REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

About Sonus Networks

Sonus Networks, Inc. is a market leader in IP communications infrastructure for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A “Risk Factors” of Sonus’ Annual Report on Form 10-K for the period ended December 31, 2007, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions or litigation; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities and patent litigation against the Company. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months	Three months	Three months
	ended	ended	ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Revenue:
Product	$50,984	$67,289	$51,627
Service	23,039	29,811	19,519
Total revenue	74,023	97,100	71,146

Cost of revenue:
Product	16,820	29,614	17,082
Service	11,075	10,003	8,579
Total cost of revenue	27,895	39,617	25,661

Gross profit	46,128	57,483	45,485

Gross profit %
Product	67.0%	56.0%	66.9%
Service	51.9%	66.4%	56.0%
Total gross profit	62.3%	59.2%	63.9%

Operating expenses:
Research and development	20,498	17,042	18,698
Sales and marketing	18,941	18,107	23,050
General and administrative	9,997	14,397	14,062
Litigation settlement insurance recovery	—	(15,328)	—
Total operating expenses	49,436	34,218	55,810

Income (loss) from operations	(3,308)	23,265	(10,325)
Interest expense	(21)	(44)	(4)
Interest income	3,969	4,778	4,624
Other income (expense), net	379	(20)	(680)

Income (loss) before income taxes	1,019	27,979	(6,385)
Income tax benefit (provision)	(453)	(13,890)	2,407
Net income (loss)	$566	$14,089	$(3,978)

Net income (loss) per share:
Basic	$0.00	$0.05	$(0.02)
Diluted	$0.00	$0.05	$(0.02)

Shares used in computing net income (loss) per share:
Basic	270,590	269,126	259,768
Diluted	271,222	279,798	259,768

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$179,029	$118,933
Marketable securities	197,305	207,088
Accounts receivable, net	66,939	84,951
Inventory, net	47,714	45,560
Deferred income taxes	30,380	30,683
Litigation settlement escrow	—	25,000
Insurance receivable - litigation settlement	—	15,328
Other current assets	17,578	18,842
Total current assets	538,945	546,385

Property and equipment, net	18,349	18,459
Purchased intangible assets, net	2,463	2,607
Goodwill	8,388	8,397
Long-term investments	31,222	66,568
Deferred income taxes	49,436	49,296
Other assets	2,503	2,338
	$651,306	$694,050

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,390	$17,379
Accrued expenses	23,204	39,980
Litigation settlement liability	—	40,000
Current portion of deferred revenue	90,785	82,743
Current portion of long-term liabilities	1,103	1,079
Total current liabilities	125,482	181,181

Long-term deferred revenue	17,077	16,462
Deferred income taxes	759	760
Long-term liabilities, net of current portion	2,617	2,061
Total liabilities	145,935	200,464

Commitments and contingencies

Stockholders equity:
Common stock	273	273
Additional paid-in capital	1,254,861	1,244,232
Accumulated deficit	(751,354)	(751,920)
Accumulated other comprehensive income	1,858	1,268
Treasury stock	(267)	(267)
Total stockholders’ equity	505,371	493,586
	$651,306	$694,050

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$566	$(3,978)
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	3,316	3,026
Amortization of purchased intangible assets	140	—
Stock-based compensation	8,208	8,869
Deferred income taxes	242	3,206
Increase (decrease) in fair value of modified stock options held by former employees	—	682
Changes in operating assets and liabilities:
Accounts receivable	18,228	11,015
Inventory	(1,569)	(4,654)
Insurance receivable - litigation settlement	15,328	—
Other operating assets	2,216	1,439
Accounts payable	(7,384)	1,424
Accrued expenses, deferred rent and accrued restructuring expenses	(17,198)	(10,483)
Litigation settlement liability	(40,000)	—
Deferred revenue	7,430	(3,534)
Net cash provided by (used in) operating activities	(10,477)	7,012

Cash flows from investing activities:
Purchases of property and equipment	(1,698)	(1,681)
Purchases of available-for-sale marketable securities	(3,100)	(10,703)
Maturities of available-for-sale marketable securities	26,422	6,953
Purchases of held-to-maturity marketable securities and long-term investments	(58,219)	(68,049)
Maturities of held-to-maturity marketable securities and long-term investments	80,005	75,800
Decrease in litigation settlement escrow	25,000	—
Decrease in restricted cash	—	11
Net cash provided by investing activities	68,410	2,331

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	2,213	—
Proceeds from exercise of stock options	323	—
Payment of tax withholding obligations related to net share settlement of restricted stock award	(37)	(189)
Principal payments of capital lease obligations	(61)	(41)
Net cash provided by (used in) financing activities	2,438	(230)

Effect of exchange rate changes on cash and cash equivalents	(275)	61

Net increase in cash and cash equivalents	60,096	9,174
Cash and cash equivalents, beginning of period	118,933	44,206
Cash and cash equivalents, end of period	$179,029	$53,380

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, stock option review costs, amortization of purchased intangible assets, a change in estimate of a loss contingency related to an employment tax audit, 409A excise tax adjustments and stock-based compensation-related expense included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our Corporate page at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Stock-based compensation
Cost of revenue - product	$186	$247	$90
Cost of revenue - service	1,148	723	582
Cost of revenue	1,334	970	672

Research and development expense	3,689	2,186	3,209
Sales and marketing expense	1,893	1,408	3,522
General and administrative expense	1,292	2,269	1,466
Operating expense	6,874	5,863	8,197

Total stock-based compensation	$8,208	$6,833	$8,869

Stock option review costs
General and administrative expense	$—	$817	$4,197

Amortization of purchased intangible assets
Cost of revenue - product	$65	$67	$—
Sales and marketing expense	75	77	—
Total amortization of purchased intangible assets	$140	$144	$—

Change in estimate - reduction of loss contingency related to employment tax audit (1)
Cost of revenue - product	$(7)	$—	$—

Research and development expense	(51)	—	—
Sales and marketing expense	(96)	—	—
General and administrative expense	(387)	—	—
Operating expense	(534)	—	—

Other income (expense)	379	—	—

Total change in estimate - reduction of loss contingency related to employment tax audit	$(920)	$—	$—

409A excise tax adjustments (2)
Cost of revenue - product	$—	$1	$—

Research and development expense	—	48	—
Sales and marketing expense	—	10	—
General and administrative expense	—	3	—
Operating expense	—	61	—

Total 409A excise tax adjustments	$—	$62	$—

Stock-based compensation-related expense (3)
Other income (expense), net	$—	$(20)	$(680)

(1)

Change in estimate resulting in a reduction of the loss contingency related to the settlement of an employment tax audit by the Internal Revenue Service that had resulted from the stock option review and subsequent restatement.

(2)	Expense for reimbursing former employees the 409A tax on remeasured options and the income tax expense related to this reimbursement.
(3)

Expense for stock options modified and subsequently treated as derivative instruments, which are marked to market at each interim reporting date, resulting from the stock option review and subsequent restatement.